UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2011

ICU Medical, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	0-19974	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer, San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A (the “Amendment”) updates information provided on a current report on Form 8-K dated May 13, 2011 (the “Original Form 8-K”), relating to disclosure made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the ICU Medical, Inc. (the “Company”) Annual Meeting of Stockholders held on May 13, 2011 (the “Annual Meeting”).  The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct an advisory vote on the compensation of the Company’s named executive officers.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Form 8-K, in an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers held at the Annual Meeting, 8,696,801 shares voted for one year, 47,597 shares voted for two years, 2,399,509 shares voted for three years, 76,930 shares abstained and there were 1,081,694 broker non-votes.  The Company has considered the outcome of this advisory vote, and notwithstanding the Company’s initial recommendation of three years in the proxy statement for the Annual Meeting, in light of the stockholder advisory vote, the Compensation Committee of the Company’s Board of Directors has unanimously recommended and the Company’s Board of Directors has unanimously approved that the Company will hold an annual advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 20, 2011

                                                           ICU MEDICAL, INC.

                                                           /s/ Scott E. Lamb
                                                           Scott E. Lamb
                                                           Secretary, Treasurer and
                                                           Chief Financial Officer